Exhibit 10(m)

AMERICAN MEDICAL ALERT CORP.
2010 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this "Agreement") is dated as of this ___ day of ________, 20__  (the "Grant Date"), and is between American Medical Alert Corp., a New York corporation (the "Company") and _________ ("Grantee").

Section1.	Definitions.

(a)           “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

(b)           "Agreement" shall have the meaning ascribed to it in the Introductory paragraph of this Agreement.

(c)           “Applicable Laws” means the requirements relating to the administration of equity-based awards and any related matters under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted, and all rules and regulations relating to any of the foregoing.

(d)           "Award" shall have the meaning ascribed to it in Section 1(a) of this Agreement.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g)           “Common Stock” shall have the meaning ascribed to it in the Plan.

(h)           “Company” means American Medical Alert Corp., a New York corporation, or any successor thereto.

(i)           "Continuous Service" shall have the meaning ascribed to it in the Plan.

(j)           "Disability" shall have the meaning ascribed to it in the Plan.

(k)           "Grant Date" shall have the meaning ascribed to it in Section 2(a) of this Agreement.

(l)           "Granted Units" shall have the meaning ascribed to it in Section 2(a) of this Agreement.

(m)           "Grantee" shall have the meaning ascribed to it in the Introductory paragraph of this Agreement.

(n)           "Plan" shall have the meaning ascribed to it in Section 2(c) of this Agreement.

(o)           "Restricted Stock Unit" shall mean a right to receive one Share upon vesting pursuant to Section 4(a).

(p)           "Service Termination" shall have the meaning ascribed to it in Section 4(b) of this Agreement.

(q)           “Share” shall have the meaning ascribed to it in the Plan.

(r)           "Termination Date" shall have the meaning ascribed to it in Section 4(b) of this Agreement.

(s)           "Vesting Date" shall have the meaning ascribed to it in Section 4(a) of this Agreement.

Section 2.               Grant of Restricted Stock Units.

(a)           Award.  On the terms and conditions set forth in this Agreement, the Company has granted Grantee a total of _________ Restricted Stock Units (the "Granted Units" or the “Award”), each subject to vesting in accordance with Section 4(a).

(b)           Shareholder Rights.  Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting and liquidation rights) with respect to the Granted Units until such time as Grantee becomes the record holder of the Shares to be delivered in settlement of the Granted Units, as described in Section 5(a).

(c)           Plan and Defined Terms.  The Award is granted under and subject to the terms of the American Medical Alert Corp. 2010 Equity Incentive Plan (the "Plan"), which is incorporated herein by this reference.  Capitalized terms used herein and not defined in this Agreement (including Section 1 hereof) shall have the meanings set forth in the Plan.  To the extent there is any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(d)           Grantee Undertaking.  Grantee (or any successor in interest) agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

Section 3.              No Transfer or Assignment.  The Award and the rights and privileges conferred by this Agreement shall not be transferable or assignable by Grantee, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Plan's administrator in accordance with Applicable Laws.  Any such purported transfer contrary to the restrictions set forth in this Agreement shall be void and unenforceable against the Company or any Affiliate.  Notwithstanding the foregoing, the Plan's administrator, in its discretion, may permit the transfer, solely as gifts or pursuant to a domestic relations order during Grantee's lifetime of all or a portion of the Award to Grantee's immediate family members.  For this purpose, immediate family member means Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or Grantee) control the management of assets, and any other entity in which these persons (or Grantee) own more than fifty percent of the voting interests.  Any permitted transfer of the Award shall not be effective to bind the Company unless the Plan's administrator shall have been furnished with written notice thereof and a copy of such evidence as the Plan's administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

Section 4.              Vesting; Termination of Service.

(a)           Vesting.  Subject to any acceleration provisions contained in the Plan and in [refer to acceleration provisions in employment agreement, if applicable], the Award shall vest as follows: ______ Shares on ______, ______ Shares on ______ and ______ Shares on ______ (each, a "Vesting Date").  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Grantee in accordance with any of the provisions of this Agreement unless Grantee shall have been providing Continuous Service from the Grant Date through and on the date such vesting occurs.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Award at any time, subject to the terms of the Plan.  If so accelerated, such portion of the Award will be considered as having vested as of the date specified by the Administrator.

(b)           Termination of Service.  The unvested portion of the Award shall be immediately forfeited, and therefore, there shall be no further vesting of the Award, as of the date (the "Termination Date") that Grantee actually ceases to provide Continuous Service to the Company or an Affiliate for any reason in its capacity as employee, director or consultant (irrespective of whether Grantee continues to receive severance or any other continuation payments or benefits after such date) (such cessation of the provision of services by Grantee being referred to as a "Service Termination").

(c)           Death/Disability.  In the event of Service Termination resulting from Grantee's death or Disability, the unvested portion of the Granted Units shall be immediately forfeited as of the Termination Date.

Section 5.              Settlement of Granted Units.

(a)           Settlement Amount.  Subject to Section 5(b) hereof, the Company shall deliver to Grantee as soon as administratively practicable (but in no event later than two and one half months following the end of the year in which such vesting occurs) after each Vesting Date (and any other date on which the Award vests pursuant to this Agreement or the Plan): (i) a number of Shares equal to the number of Granted Units that vested on such date and (ii) an amount in cash equal to the cash dividends paid, from the Grant Date through the applicable vesting date, on one Share for each Share represented by the Granted Units that vested on such date; provided, however, that no Shares will be issued in settlement of the Award unless the issuance of Shares complies with Applicable Laws.  No fractional Shares will be issued.  The Company will pay cash in respect of fractional Shares.

(b)           Withholding Requirements.  Subject to the Plan, the Company will have the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including Grantee's FICA obligation) required to be withheld with respect to the Award.

Section 6.              Adjustment of Granted Units.  Subject to Section 16(c) of the Plan, in the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excluding regular cash dividends to shareholders of the Company), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and kind of Shares that will be paid to Grantee upon settlement of the Granted Units, as the Administrator, in its sole discretion, deems appropriate.

Section 7.              Representations of Grantee.  Grantee hereby represents to the Company that:

(a)           Grantee understands that this Agreement and the Plan contain substantial restrictions on the transferability of the Award and provide that, in the event that the conditions relating to the transfer of any portion of the Award in such document has not been satisfied, the holder shall not transfer any portion of the Award, and unless otherwise specified, the Company will not recognize the transfer of the Award on its books and records, or issue any certificates representing the Shares issued in settlement of this Award, and any purported transfer not in accordance with the terms of this Agreement, the Plan and Applicable Laws shall be void.  Grantee will sell, transfer or otherwise dispose of the Award only in a manner consistent with its representations set forth herein and then only in accordance with this Agreement, the Plan and Applicable Laws.

(b)           Grantee understands that: (i) [to be used if granted to an affiliate] the Shares issued in settlement of this Award will be characterized as "control securities" under the U.S. federal securities laws and, throughout the period during which Grantee is deemed to be a "control" person under the U.S. federal securities laws, the certificates representing such Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE HELD BY AN "AFFILIATE", WITHIN THE MEANING OF PARAGRAPH (A) (1) OF RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED IF IN THE OPINION OF COUNSEL OF THE CORPORATION SUCH SALE, TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES ACT.”

and (ii) the Award, and any Shares issued in settlement thereof, may not be sold, transferred or otherwise disposed of except in compliance with Applicable Laws.

(c)           Grantee understands that the Company is under no obligation to register for resale the Shares issuable in settlement of the Award.  Notwithstanding the foregoing, the Company has filed, or intends to file, a registration statement on Form S-8 for the purpose of registering for resale the Shares issuable in settlement of this Award; provided that the Company shall have no obligation to file, or maintain the effectiveness of, such registration statement.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Grantee or other subsequent transfers by Grantee of any Shares issued in settlement of the Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act, covering the Shares issuable in settlement of the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers.  Any resale of the Shares issued in settlement of this Award must also comply with all other Applicable Laws.

Section 8.              Miscellaneous Provisions.

(a)           No Retention Rights, No Future Awards.  Subject to any applicable provisions to the contrary in any written employment, consulting or other applicable written agreement for services between the Company and Grantee, nothing in this Agreement or in the Plan shall confer upon Grantee any right to any future Awards and to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Grantee) or of Grantee, which rights are hereby expressly reserved by each, to terminate Grantee's Continuous Service at any time and for any reason, with or without cause.

(b)           Award Unfunded.  Until vested pursuant to the terms and conditions of this Agreement, the Award represents an unfunded promise.  Grantee's rights with respect to the Award are no greater than the rights of a general unsecured creditor of the Company.  All payments, if any, to be made hereunder will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts.  Nothing contained in this Agreement or the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Grantee or any of Grantee's beneficiaries, legal representatives or any other person.

(c)           Data Protection.  By participating in the Plan, the Grantee consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any Subsidiary, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Grantee, wherever situated.

(d)           Notice.  Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by FedEx (or other similar overnight service) or by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he or she most recently provided in writing to the Company.

(e)           Bound by Plan.  By Grantee’s signature and the signature of the Company’s representative below, Grantee and the Company agree that this Award is granted under and subject to the terms of the Plan and this Agreement.  Grantee has reviewed the Plan, a description of the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.

(f)           Administrator Authority.  The Administrator has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Award have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons.  No Administrator (or member thereof) will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

(g)           Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(h)           Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(i)           Successors and Assigns.  Subject to the limitations on the transferability of this grant contained herein and in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of Grantee.

(j)           Choice of Law.  The validity, interpretation and enforcement of this Agreement (and any exercise notices relating hereto), matters arising out of or related to this Agreement (and any exercise notices relating hereto) or its making, performance or breach, and related matters shall be governed by the internal laws of the State of New York (without reference to choice of law doctrine).  Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement (and any exercise notices relating hereto), matters arising out of or related to this Agreement (and any exercise notices relating hereto) or its making, performance or breach, or related matters shall be brought exclusively in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and all parties consent to the exclusive jurisdiction of those courts, waiving any objection to the propriety or convenience of such venues.

(k)           Interpretation.  All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

Headings; Facsimile Signatures; Counterparts.  The section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement.  This Agreement may be signed in one or more counterparts and delivered by facsimile or electronic transmission in .pdf format, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on March __, 2011.

GRANTEE:	AMERICAN MEDICAL ALERT CORP.

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